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                                                                    EXHIBIT 99.B



                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT


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                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT is entered into on this 20th day of May, 1999, by and among WHITECROSS LIMITED, an entity organized under the laws of the Bahamas, (the "Purchaser"), and WILLIAM L. REMLEY, a resident of the State of New York ("Remley"), CHADBOURNE CORPORATION, a Delaware corporation ("Chadbourne"), MENTMORE HOLDINGS CORPORATION, a Delaware corporation ("Mentmore"), and RICHARD L. KRAMER, a resident of the State of Florida ("Kramer"). The "Sellers" means Remley, Chadbourne and Mentmore, collectively (each, individually, a "Seller").

BACKGROUND

         WHEREAS, the Purchaser desires, upon the terms and conditions hereinafter set forth, to purchase shares of common stock ("Texfi Common Stock"), par value $.01 per share, of Texfi Industries, Inc., a Delaware corporation ("Texfi"), owned by Remley and Chadbourne and all of the options to purchase shares of Texfi Common Stock owned by Chadbourne and Mentmore;

         WHEREAS, 1,105,800 shares of Texfi Common Stock (the "Pledged Shares") owned by Chadbourne and represented by certificate numbers TS 9225 and TS 7951 for 181,800 and 924,000 shares of Texfi Common Stock, respectively, are pledged to The Irrevocable Inter Vivos Trust for the Benefit of the Kramer Children (the "Pledge");

         WHEREAS, the Pledge will be satisfied by Chadbourne in accordance with its terms and will be released on May 15, 2003 (the "Release Date"), at which time the Pledged Shares will be transferred to the Purchaser with good and marketable title, free and clear of all Liens;

         WHEREAS, the Sellers desire, upon the terms and conditions hereinafter set forth, to sell the shares, options and Pledged Shares to the Purchaser; and

         WHEREAS, the Purchaser is unwilling to complete the transaction without the guaranty of Kramer hereafter set out and Kramer agrees to give his guaranty in order to cause the Purchaser to complete the transaction.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and of the respective covenants and agreements contained herein, and other good and valuable consideration, receipt whereof being hereby acknowledged, the Purchaser, the Sellers and Kramer agree as follows:




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                                    ARTICLE 1
                         PURCHASE AND SALE OF THE SHARES

         1.1 Purchase and Sale of the Shares, Options and Pledged Shares. The Purchaser agrees to purchase from each Seller at the Closing (as defined below), and each Seller agrees to sell to the Purchaser at that time, the number of shares (the "Shares") of Texfi Common Stock and the number of options (the "Options") to purchase Texfi Common Stock set forth opposite such Seller's name on SCHEDULE A hereto. Each Seller shall convey, and the Purchaser shall purchase such Seller's Shares and such Seller's Options at the Closing, free and clear of any and all Liens. The Purchaser agrees to purchase the Pledged Shares from Chadbourne at the Closing, Chadbourne agrees to sell the Pledged Shares to the Purchaser at that time and Chadbourne agrees to delivery the Pledged Shares on or prior to the Release Date in accordance with Section 1.5 hereof. Each Seller shall deliver at Closing the stock certificates representing such Seller's Shares, together with stock powers in favor of the Purchaser with signatures guaranteed by a bank or a member of the New York Stock Exchange, and such Seller's original Options and option agreements together with assignments in form and substance satisfactory to the Purchaser.

         1.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares, Options and Pledged Shares to be purchased from the Sellers hereunder is Three Million Four Hundred Thirty-One Thousand One Hundred and Twenty-Three Dollars ($3,431,123).

         1.3 Payment of Purchase Price. The parties hereby agree that the Purchaser has paid the Purchase Price to the Sellers. Each of the Sellers does hereby expressly acknowledge receipt of the full amounts to which such Seller is due hereunder and does further agree that the Purchaser has no further obligation to make any payment to such Seller pursuant to this Agreement or otherwise. In the event the Closing of this Agreement does not occur as provided herein, the Sellers shall immediately return the Purchase Price to the Purchaser.

         1.4 Closing. The transactions provided for herein shall be consummated at a closing (the "Closing"), which shall occur with the execution and delivery of this Agreement by each of the parties via facsimile to Alston & Bird LLP at (404) 881-4777 and the delivery of all of the items referred to in this Article 1 to Alston & Bird LLP at its offices in Atlanta Georgia. It is contemplated that the items will be delivered as soon as possible and that the Closing will occur when the last such item is so delivered. It is a condition of this transaction that the Closing must occur no later than May 28, 1999, and each party agrees to use its or his best efforts to complete the Closing by such date.

         1.5      Release of Pledge.

         (a) Chadbourne shall comply fully with all of the obligations related to the Pledged Shares so that Chadbourne shall have eliminated the Pledge on or before the





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Release Date. Chadbourne shall use its reasonable efforts to have the Pledge
Shares released from the Pledge as soon as possible. Chadbourne may deliver good and marketable title to other shares of Texfi Common Stock, free and clear of all Liens, in place of the Pledged Shares on a one for one basis at any time and from time to time, subject to compliance with all laws, rules and regulations applicable to Chadbourne, and such shares shall be deemed to replace the Pledged Shares to the extent of such shares, with the Purchaser's releasing any such Pledged Shares for which the Purchaser has accepted substituted shares. Simultaneously with the elimination of the Pledge and in any event no later than the Release Date, Chadbourne shall deliver the stock certificates representing the Pledged Shares to the Purchaser and, at such time, shall transfer the Pledged Shares to the Purchaser so that the Purchaser shall have good and marketable title to the Pledged Shares, free and clear of all Liens.

         (b) Chadbourne does hereby agree that the Purchaser shall be entitled to all dividends and other distributions on the Pledged Shares and to the voting rights of the Pledged Shares from the Closing until good and marketable title to the Pledged Shares, free and clear of all Liens, are delivered to the Purchaser as provided above. Any and all dividends and other distributions related to the Pledged Shares shall be promptly delivered to the Purchaser, free and clear of all Liens, and Chadbourne, by this Agreement, does hereby direct Texfi to make all such dividends and distributions with respect to the Pledged Shares directly to the Purchaser. In the event the Pledged Shares are converted into other stock, securities or property (including, but not limited to, cash) pursuant to any action or transaction and such stock, securities or property remain subject to the Pledge, such stock, securities or property shall be deemed to be Pledged Shares hereunder.

         (c) Chadbourne shall deliver an irrevocable proxy in substantially the form of EXHIBIT A hereto to the Purchaser at the Closing.

         (d) If for any reason, at any time, (i) the Purchaser shall not be fully entitled both to all distributions on the Pledged Shares and the vote of the Pledged Shares or (ii) Chadbourne should not be the sole owner and holder of the Pledged Shares, subject only to the Pledge, or (iii) Chadbourne shall not be the registered owner of the Pledged Shares on the books and records of Texfi or its transfer agent, or (iv) Chadbourne shall fail to deliver the Pledged Shares as provided above, Chadbourne shall immediately be deemed to have defaulted hereunder, shall be obligated to deliver good and marketable title to the Pledged Shares, free and clear of all Liens, to the Purchaser and shall be subject to all remedies at law or at equity that may be available to the Purchaser for Chadbourne's breach of this Agreement.

         1.6 Personal Guaranty. Kramer hereby, irrevocably and unconditionally, guarantees the delivery by Chadbourne of good and marketable title to the Pledged Shares, free and clear of all Liens, at the date that such Pledged Shares must be so delivered by Chadbourne to the Purchaser as provided in the foregoing Section, whether on the Release Date or pursuant to a default as provided therein, and agrees that he shall be obligated to deliver to the Purchaser a number of shares of Texfi Common Stock equal


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to the number of Pledged Shares at such time to the extent Chadbourne fails to deliver such Pledged Shares. The liability of Kramer under this Section 1.6 shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including but not limited to any amendments, modifications or waivers with respect to Chadbourne's obligations hereunder and any bankruptcy or other proceedings affecting Chadbourne. Kramer hereby irrevocably waives acceptance hereof, presentment, demand, protest and any notice, as well as any requirement that at any time any action be taken by the Purchaser against Chadbourne, and hereby agrees that action may be taken against Kramer or Chadbourne or both hereunder, including but not limited to any action against Kramer to enforce the Purchaser's rights hereunder relative to Kramer without taking any action against Chadbourne.



                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF REMLEY

         Remley hereby represents and warrants to the Purchaser as follows:

         2.1      Legal Status; Title to Shares.

         (a) Remley is an individual residing in the state listed in the first paragraph.

         (b) The Shares owned by Remley are duly and validly issued and outstanding and are fully paid and nonassessable. Neither Remley nor the Shares owned by Remley are subject to any arrangement, commitment or agreement, written or oral, affecting such Shares.

         (c) Remley is the owner of all right, title and interest (legal and beneficial) in and to the Shares owned by Remley, free and clear of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction ("Liens"). Upon delivery of the certificate representing the Shares to be sold by Remley hereunder, good, valid and marketable title to such Shares, free and clear of all Liens, will be transferred to the Purchaser.

         2.2 Power and Authority. Remley has the full power, capacity and authority necessary to enter into and perform his obligations under this Agreement and to consummate the transactions contemplated hereby.



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                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF CHADBOURNE

         Chadbourne hereby represents and warrants to the Purchaser as follows:

         3.1      Legal Status; Title to Shares, Options and Pledged Shares.

                  (a) Chadbourne is a corporation duly organized, validly existing and in good standing under the laws of the state listed in the first paragraph.

                  (b) The Shares owned by Chadbourne and the Pledged Shares are duly and validly issued and outstanding and are fully paid and nonassessable. The Options owned by Chadbourne are duly and validly issued and outstanding. Neither Chadbourne nor the Shares or Options owned by Chadbourne or the Pledged Shares are subject to any arrangement, commitment or agreement, written or oral, affecting the Stock or the Options.

                  (c) Except for the Pledge, Chadbourne is the owner of all right, title and interest (legal and beneficial) in and to the Shares and Options owned by Chadbourne and the Pledged Shares, free and clear of any Liens. Upon delivery of the certificates representing the Shares to be sold by Chadbourne and the Pledged Shares, and the option agreement related to the Options and the Options to be sold by Chadbourne hereunder as provided in
Article 1, good, valid and marketable title to such Shares, such Options and the Pledged Shares, free and clear of all Liens, will be transferred to the Purchaser.

                  (d) Attached to this Agreement are true, correct, and complete copies of the Options and the option agreement with respect to the Options. The Options are binding and valid obligations of Texfi and there is no default thereunder. The Options exercise price is $1.25833. The Options are freely assignable.

         3.2 No Violation. The execution, delivery and performance by Chadbourne of this Agreement or any other instrument or document executed and delivered hereunder by Chadbourne: (a) do not conflict with Chadbourne's Articles of Incorporation or Bylaws, (b) do not violate any law, rule, regulation or ordinance, or any order or ruling of any court or governmental entity applicable to Chadbourne.

         3.3 Power and Authority. Chadbourne has the full power, capacity and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         3.4 Due Authorization; Validity; Enforceability. This Agreement is hereby duly executed and delivered, and constitutes legal, valid and binding obligations of Chadbourne, enforceable in accordance with its terms, except as enforcement thereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other



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similar laws affecting the rights and remedies of creditors, and the effects of general principles of equity, whether applied by a court of law or equity.


                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF MENTMORE

         Mentmore hereby represents and warrants to the Purchaser as follows:

         4.1      Legal Status; Title to Shares.

                  (a) Mentmore is a corporation duly organized, validly existing and in good standing under the laws of the state listed in the first paragraph.

                  (b) The Options owned by Mentmore are duly and validly issued and outstanding. Neither Mentmore nor the Options owned by Mentmore are subject to any arrangement, commitment or agreement, written or oral, affecting the Options.

                  (c) Mentmore is the owner of all right, title and interest (legal and beneficial) in and to the Options owned by Mentmore, free and clear of any Liens. Upon delivery of the Option Agreement representing the Options to be sold by Mentmore, good, valid and marketable title to such Options, free and clear of all Liens, will be transferred to the Purchaser.

                  (d) Attached to this Agreement are true, correct, and complete copies of the Options and the option agreement with respect to the Options. The Options are binding and valid obligations of Texfi and there is no default thereunder. The Options exercise price is $1.25833. The Options are freely assignable.

         4.2 No Violation. The execution, delivery and performance by Mentmore of this Agreement or any other instrument or document executed and delivered hereunder by Mentmore: (a) do not conflict with its Articles of Incorporation or Bylaws, (b) do not violate any law, rule, regulation or ordinance, or any order or ruling of any court or governmental entity applicable to Mentmore.

         4.3 Power and Authority. Mentmore has the full power, capacity and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         4.4 Due Authorization; Validity; Enforceability. This Agreement is hereby duly executed and delivered, and constitutes legal, valid and binding obligations of Mentmore, enforceable in accordance with its terms, except as enforcement thereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors, and the effects of general principles of equity, whether applied by a court of law or equity.


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                                   ARTICLE 5
                               GENERAL PROVISIONS

         5.1 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         5.2 Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

         5.3 Governing Law. This Agreement shall be construed under the laws of the State of Delaware, United States of America.

         5.4 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         5.5 Assignment. This Agreement may be assigned in whole or in part by the Purchaser at any time and from time to time. This Agreement may not be assigned by any Seller or by Kramer without the written consent of the Purchaser and any such Seller or Kramer shall remain liable hereunder after any such approved assignment.

         5.6 Legal Fees. If any party shall bring any legal action or actions to enforce any provisions of this Agreement, the non-prevailing party shall be obligated to pay all costs and expenses of such action, including reasonable legal fees incurred by the prevailing party or parties.

         5.7 Facsimile Signatures. Execution and delivery of this Agreement, or any other agreements to be entered into in connection with this Agreement, by exchange of facsimile copies bearing the facsimile signature of a signatory hereto or thereto, as applicable, shall constitute a valid and binding execution and delivery of this Agreement, or such other agreements, as applicable, by such signatory. Such facsimile copies shall constitute enforceable original documents.



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         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.


                                       PURCHASER:

                                       WHITECROSS LIMITED



                                       By:      /s/ X on behalf of
                                          -------------------------------------
                                       Name:    Premier Management Limited
                                             -----------------------------------
                                       Title:   Directors
                                             ----------------------------------

                                       SELLERS:



                                       /s/ William L. Remley
                                       ----------------------------------------
                                       William L. Remley


                                       CHADBOURNE CORPORATION



                                       By:      /s/ William L. Remley
                                          -------------------------------------
                                       Name:    William L. Remley
                                             ----------------------------------
                                       Title:   President
                                             ----------------------------------

                                       MENTMORE HOLDINGS CORPORATION



                                       By:      /s/ William L. Remley
                                           ------------------------------------
                                       Name:    William L. Remley
                                            -----------------------------------
                                       Title:   President
                                              ---------------------------------


                                       KRAMER:

                                       /s/ Richard L. Kramer
                                       ----------------------------------------
                                       Richard L. Kramer






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                                   SCHEDULE A

                  Shares and Options Sold under This Agreement

 -------------------------------------------------------------------------
 Seller's Name                                           Number of Shares
 -------------------------------------------------------------------------
 William L. Remley                                                 31,471
 -------------------------------------------------------------------------
 Chadbourne Corporation                                           333,400
 -------------------------------------------------------------------------


 -------------------------------------------------------------------------
 Seller's Name                                           Number of Options
 -------------------------------------------------------------------------
 Chadbourne Corporation                                           600,000
 -------------------------------------------------------------------------
 Mentmore Holdings Corporation                                    600,000
 -------------------------------------------------------------------------



















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